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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the registration Statement (Form S-3 No. 333-87033) and related Prospectus for Amylin Pharmaceuticals, Inc. for the registration of 16,304,009 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 2000, with respect to the consolidated financial statements and schedules of Amylin Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP

San Diego, California
March 24, 2000